Exhibit 10.10

PATENT AND PATENT APPLICATION ASSIGNMENT AGREEMENT

This PATENT AND PATENT APPLICATION ASSIGNMENT AGREEMENT (this "Assignment") is made and entered into as of June 22, 2018 by and between Arcturus Therapeutics, Ltd., an Israeli corporation ("Assignor"), as assignor, having an address at 10628 Science Center Drive, Suite 250, San Diego, CA 92121, and Vallon Pharmaceuticals, Inc., a Delaware corporation ("Assignee", and together with Assignor, the "Parties"), as assignee, having an address at 100 N. 18th Street, Suite 300, Philadelphia, PA 19103. Capitalized terms used but not otherwise defined herein shall have the meaning assigned to such terms in the Asset Purchase Agreement (as defined below).

WHEREAS, Assignor, Assignee and Amiservice Development Ltd., a BVI corporation, are parties to that certain Amended and Restated Asset Purchase Agreement, dated June 22, 2018 (the "Asset Purchase Agreement"), pursuant to which Assignee is acquiring the Transferred Assets as of 9:00 A.M. (Pacific Time) on June 22, 2018 (the "Effective Time");

WHEREAS, Assignor owns the patent and patent applications listed on Exhibit A hereto (such patent and patent applications, collectively, the "Assigned Patents"); and

WHEREAS, pursuant to the Asset Purchase Agreement, Assignor has agreed, effective as of the Effective Time (with no further action by the Parties), to assign to Assignee all of Assignor's right, title and interest in and to the Assigned Patents, pursuant to and subject to the terms and conditions of this Assignment and the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and stipulations set forth herein and in the Asset Purchase Agreement, the receipt and legal sufficiency of which are hereby mutually acknowledged, Assignor and Assignee hereby agree as follows:

1.           Effective as of the Effective Time, Assignor hereby sells, conveys, assigns, transfers and delivers to Assignee all of Assignor's right, title and interest in and to the Assigned Patents and the inventions disclosed in such patent and patent applications which are vested in the Assignor in respect of the United States and its territorial possessions and in all foreign countries, to all letters patent or similar legal protection in the United States and its territorial possessions and in any and all foreign countries to be obtained for said invention by said application and any continuation, divisional, renewal, substitute or reissue thereof and any legal equivalent thereof in a foreign country for the full term or terms for which the same may be granted.

2.            Following the Effective Time, Assignor shall promptly execute, deliver, acknowledge and record such assignments and other documents and take all such other actions as Assignee may reasonably request to memorialize or perfect the assignment and transfer of the Assigned Patents and other assets and rights assigned and transferred to Assignee pursuant to Section 1 of this Assignment, and Assignee shall bear all fees, costs and expenses incurred in connection with the preparation, recordation and filing of any such assignments or other documents, or the performance of any such actions.

3.           All of the terms and provisions of this Assignment shall be binding upon Assignor and shall inure to the benefit of Assignee and its permitted successors and assigns.

4.           This Assignment is executed for the purpose of evidencing and confirming the transfer of the Assigned Patents from Assignor to Assignee as provided in the Asset Purchase Agreement. Nothing contained in this Assignment is intended to modify or otherwise affect any of the provisions of the Asset Purchase Agreement as they relate to the Assigned Patents, including any of the representations, warranties or covenants set forth in the Asset Purchase Agreement. In the event of any conflict between this Assignment and the Asset Purchase Agreement, the Asset Purchase Agreement will control.

5.           This Assignment (and any claim or controversy arising out of or relating to this Assignment) shall be governed by the Laws of the State of Israel, even if, under the rules relating to the conflict of Laws which apply in Israel it could be held that another Law governs. Resolution of any dispute, claim or controversy arising under this Assignment shall be subject to the provisions of Section 11.8 of the Asset Purchase Agreement.

6.            Nothing in this Assignment, express or implied, is intended to confer upon any third party (other than a permitted successor or assign under the Asset Purchase Agreement) any rights, remedies, obligations or liabilities.

7.            The Parties hereto may execute this Assignment in one or more counterparts, each of which will be deemed an original and all of which, when taken together, will be deemed to constitute one and the same agreement. Any signature page hereto delivered by facsimile or other electronic transmission shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto and may be used in lieu of the original signatures for all purposes. Any party that delivers such a signature page agrees to deliver promptly an original counterpart to the other party that requests it.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Patent and Patent Application Assignment Agreement to be executed by their duly authorized representatives as of the date first written above.

"Assignor"

ARCTURUS THERAPEUTICS LTD.

By:	/s/ Joseph E. Payne

Name:	Joseph E. Payne

Title:	President and CEO

"Assignee"

VALLON PHARMACEUTICALS, INC.

By:	/s/ Ofir Levi

Name:	Ofir Levi

Title:	Interim Chief Executive Officer

[Signature Page to Patent and Patent Application Assignment Agreement)

Exhibit A

Assigned Patent and Patent
Applications

Title/Mark	Application No.	Application Date	Category Description
ABUSE DETERRENT FORMULATIONS OF AMPHETAMINE	62/455,227	2/6/2017	Provisional
ABUSE DETERRENT FORMULATIONS OF AMPHETAMINE	18/017,019	2/6/2018	Non-Provisional from Provisional
ABUSE DETERRENT FORMULATIONS OF AMPHETAMINE	15/943,131	4/2/2018	Non-Provisional from Provisional

Title/Mark	Patent No.	Issue Date	Category Description
ABUSE DETERRENT FORMULATIONS OF AMPHETAMINE	U.S. 9,931,303	4/2/2018	Non-Provisional from Provisional